Exhibit 99.2
                                                                   ------------



                           CERTIFICATE OF ELIMINATION

                                       of

         8% SERIES D CUMULATIVE CONVERTIBLE PAY-IN-KIND PREFERRED STOCK

                                       of

                              RITE AID CORPORATION

                       Pursuant to Section 151(g) of the
                        Delaware General Corporation Law


         Rite Aid Corporation, (the "Company"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "DGCL"), does hereby certify as follows:

                           First: Pursuant to the authority expressly vested in the Board of Directors by the Restated Certificate of Incorporation of the Company, as amended and as effective as of the date hereof (the "Certificate of Incorporation"), the Board of Directors of the Company previously adopted resolutions creating and authorizing 6,000,000 shares of 8% Series D Cumulative Convertible Pay-In-Kind Preferred Stock (the "Series D Preferred Stock") in accordance with the provisions of the Certificate of Designation governing the 8% Series D Cumulative Convertible Pay-In-Kind Preferred Stock (the "Series D Certificate of Designation") as filed with the Delaware Secretary of State on October 5, 2001.

                           Second: None of the authorized shares of the Series D Preferred Stock are outstanding and none will be issued subject to the Series D Certificate of Designation.

                           Third: Pursuant to the authority conferred upon the Board of Directors of the Company pursuant to the Certificate of Incorporation, the Board of Directors adopted a resolution on August 12, 2005, approving the elimination of the Series D Preferred Stock, as set forth herein:

                 "RESOLVED, that none of the authorized shares of the Series D Preferred Stock are outstanding and none will be issued pursuant to the Series D Certificate of Designation; and further

                  RESOLVED, that, upon filing a Certificate of Elimination of the Series D Preferred Stock (the "Series D Certificate of Elimination"), with the Secretary of State of the State of Delaware, all matters set forth in the Series D Certificate of Designation shall be eliminated from the Certificate of Incorporation with respect to the Series D Preferred Stock; and

                  RESOLVED, that the Authorized Officers of the Company in the name and on behalf of the Company be, and each of them individually hereby is, authorized and directed, with the assistance of counsel, to prepare, execute and deliver to the Secretary of State of the State of Delaware, the Series D Certificate of Elimination, as required by the DGCL in order to effect the cancellation and elimination of the Series D Preferred Stock, and any and all additional documents required to be filed therewith"

                  Fourth: In accordance with Section 151(g) of the DGCL, the Certificate of Incorporation as effective immediately prior to the filing of this Certificate of Elimination, is hereby amended to eliminate all references to the Series D Preferred Stock.

                            (Signature Page Follows)

              IN WITNESS WHEREOF, the Company has caused this Certificate of Elimination to be acknowledged as true in its corporate name and executed by its duly authorized officer this 12th day of August, 2005.



                                  By:  /s/ Robert B. Sari
                                      ---------------------------------------
                                  Name:    Robert B. Sari
                                  Title:   Senior Vice President, General
                                           Counsel, and Secretary